Exhibit 99

LITIGATION REFORM ACT OF 1995

CAUTIONARY STATEMENTS

The following discussion contains certain cautionary statements regarding Apogee’s business and results of operations, which should be considered by investors and others. These statements discuss matters, which may in part be discussed elsewhere in the Form 10-K to which this exhibit is attached, and which may have been discussed in other documents prepared by the Company pursuant to federal securities laws. This discussion is intended to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The following factors should be considered in conjunction with any discussion of operations or results by the Company or its representatives, including any “forward-looking statements,” as well as comments contained in press releases, presentations to securities analysts or investors, or other communications by the Company.

This discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current views with respect to future events and financial performance. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forecasts and projections in this document are “forward-looking statements,” and are based on management’s current expectations or beliefs of the Company’s near-term results, based on current information available pertaining to the Company, including the risk factors noted below. The Company wishes to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other risk factors include, but are not limited to, those noted below.

In making these statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company’s business or results, and is not undertaking to address how any of these factors may have caused changes to discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected Apogee’s past results and may affect future results, so that the Company’s actual results for fiscal 2005 and beyond may differ materially from those expressed in prior communications. Though the Company has attempted to list comprehensively these important cautionary factors, the Company wishes to caution investors and others that other factors may in the future prove to be important in affecting the Company’s business or results of operations.

Operational Risks

Architectural Products and Services (Architectural)

The Architectural companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. The companies of this segment have tended to follow the cyclical nature of the North American commercial construction industry and have traditionally outperformed their respective markets. There can be no assurance the trends experienced by the segment will continue or that the segment will be profitable.

Competitive Factors - The markets that these businesses serve are very competitive, price sensitive and are impacted by changes in the North American commercial construction industry as well as general economic conditions. These businesses compete with several large integrated glass manufacturers and numerous specialty, architectural glass fabricators. Competitors also include major contractors, subcontractors and manufacturers, many of which may have greater financial or other resources than the Company. Product capabilities, quality, pricing, service and product lead-times are the primary competitive factors in this market. Changes in our competitor’s products, prices or services could negatively impact our ability to increase revenues, maintain our margins and increase our market share.

Economic Factors - Economic conditions and the cyclical nature of the North American commercial construction industry could have a major impact on the profitability of these businesses. Given the extended slowdown in the worldwide economy and the fact that there is traditionally a lag as it affects the commercial construction industry and an additional approximate nine-month lag as it relates to our products and services, economic conditions have and may continue to adversely impact the domestic construction market.

Quality Factors - We manufacture or install products based on specific requirements of each of our customers. We believe that future orders of our products or services will depend on our ability to maintain the performance, reliability and quality standards required by our customers. If our products or services have performance, reliability or quality problems, we may experience delays in the collection of accounts receivables, higher manufacturing or installation costs, additional warranty and service expenses, and reduced, cancelled or discontinued orders. Additionally, performance, reliability or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages.

Facility Utilization Factors - The Architectural segment’s near-term growth depends, to a significant degree, on its ability to fully utilize its capacity at its production facilities. The failure to have sufficient capacity, to fully utilize capacity when needed or to successfully integrate and manage additional capacity in the future could adversely affect our relationships with customers and cause customers to buy similar products from our competitors if we are unable to meet their needs.

Large-Scale Optical Technologies (LSO)

The LSO company develops and produces applications that enhance the visual performance of products for picture framing, display and imaging industries. The revenue and profitability of the company in this segment has been inconsistent from year to year. There can be no assurance that the revenue and profitability patterns experienced by the segment will change in the near future.

Integration of Manufacturing Facilities Factors - We made the decision during fiscal 2004 to integrate our two businesses in this segment to better control and reduce costs. This has caused the company to incur expenses related to severance and other integration related costs during fiscal 2004. Expenses related to downsizing are anticipated to continue as we identify more efficient means to manufacture and distribute our products. The integration may lead to risks related to how our customers are serviced and other operational issues may arise during this transition.

Transition of Manufacturing Capacity Factors - We made the decision during fiscal 2004 to transition some of our manufacturing capacity from consumer electronic products to picture framing products within this segment. There remains a portion of our fiscal 2005 outlook that is based on the consumer electronic market while we transition the majority of our capacity to the picture framing market. The consumer electronic market is characterized by frequent refinement and enhancement of products, new product introductions, short product life cycles, price sensitivity and declining average selling prices over product life cycles. These factors require the Company to seek improvement and modifications in its manufacturing processes on a continuous basis to reduce costs, as well as to innovate with respect to new or improved products for its proprietary coatings to replace lost or declining revenues. There can be no assurance that the Company will be able to meet requirements of the consumer electronic markets while in the transition process or that our consumer electronics customers will not find alternate sources of supply sooner than anticipated by the Company. Additionally, there can be no assurance that the transition will result in higher profitability for the segment.

Reliance on Consumer Confidence Factors - Our business in this segment depend, in part, on sales to the retail picture-framing market. These markets are highly dependent on consumer confidence and the conditions of the U.S. economy. These businesses were significantly impacted by the economic slowdown in fiscal years 2002, 2003 and 2004. During fiscal 2004, we were able to partially offset these slowdowns with new products, wider distributions and sales of higher value-added products. If consumer confidence experiences further slowdowns in the future, it could cause revenues and operating income to decrease.

Competitive Factors - The market for each of our products is intensely competitive, and we expect competition to increase in the future. Competitors vary in size and scope and in the breadth of the products they offer. We compete both with companies using technology similar to ours and companies using other technologies or developing improved or alternative technologies. Many of our current and potential competitors have significantly greater financial, technical and marketing resources than we have. In addition, many of our competitors have well-established relationships with our current and expected future customers and are capable of creating products that compete with our products.

Customer Dependency Factors - We have a high dependency on a relatively small number of customers for our sales. We continue to expect to derive a significant portion of our net sales from this small number of customers. Accordingly, loss of a large customer could materially reduce LSO revenues and operating results in any one year.

Facility Utilization Factors - The segment’s growth is dependent on its ability to utilize its facilities. LSO’s retail picture-framing unit completed construction of a new etch line in fiscal 2003. In fiscal 2000, this segment acquired a large-scale flat glass coating line that has yet to produce at its full capacity. There are no assurances that the volume will increase to fill this capacity or that the Company will be successful implementing its LSO strategies to fill all of its capacity.

Automotive Replacement Glass and Services (Auto Glass)

This company fabricates automobile windshields and windows.

Supply Agreement Factors - As a result of our 34 percent interest in PPG Auto Glass, in which PPG Industries, Inc. (PPG) holds the remaining interest, the Company entered into a supply agreement with PPG. Under the terms of the multi-year agreement expiring in July 2005, our manufacturing auto glass business is committed to selling a significant portion of its windshield capacity to PPG. Terms of the agreement between our manufacturing business and PPG require notification of termination by July 2004. PPG supplied us with notification of termination in March 2004 and the parties are in discussions with respect to a new agreement. We are in the process of negotiating a supply agreement with PPG that, if completed, would be effective July 2005. There is no assurance that an agreement will be reached or that the effects of the agreement will not have a material impact on our financial statements.

Changes in Market Dynamics Factors-This market’s pricing structure has changed significantly in recent years due to several aspects. The primary factors are that insurance companies are seeking volume pricing at discounted rates from historical levels and that the market has experienced overcapacity in recent years with the influx of foreign produced windshields. Consequently, revenues have declined dramatically and margins have narrowed at the retail, wholesale and manufacturing levels. There can be no assurance that the Company will be able to increase market share or improve or maintain its margins, whether through improved pricing conditions or cost savings.

Seasonality Factors - The market that these businesses serve tends to be seasonal in nature and is influenced by a variety of factors, including weather, new car sales, speed limits, road conditions, the economy and average annual number of miles driven. As part of the supply agreement with PPG, we have been allowed to spread our production and sales over the entire year, resulting in a reduced impact of the seasonality factors. We expect this seasonality in the demand for our products to continue into the future, but we are not assured of a new supply agreement that will allow for the spreading of production.

Competitive Factors - The Auto Glass segment operates in an industry that is highly competitive and fairly mature. The introduction of imported auto glass from China and other countries has increased the competitiveness of the market by driving pricing down further. The Auto Glass segment has initiated several cost savings initiatives over the past three fiscal years to lessen the impact of reduced margins on the operating results of the Company. Due to the above items, we expect this market to remain highly competitive for the foreseeable future and make no assurances that we will be able to grow market share or improve profitability.

Joint Venture Factors - During fiscal 2001, the Company and PPG combined their U.S. automotive glass replacement distribution businesses into a newly formed entity, PPG Auto Glass, of which the Company maintains a 34 percent ownership interest. As a result of this transaction, the Company’s windshield manufacturing facility sells nearly all of its capacity to PPG. Similarly, the Company’s retail unit was committed to 75 percent of its replacement windshields from PPG Auto Glass. When the Company sold its interest in its retail business during fiscal 2004, the agreement transferred with the sale. There are no assurances that the buyer of the Company’s retail business will extend the supply agreement with PPG Auto Glass. Additionally, there is no assurance PPG Auto Glass will achieve any anticipated efficiencies or be able to improve or maintain margins.

Financial Risks

Our quarterly and annual revenue and operating results are volatile and difficult to predict. Our revenue and operating results may fall below expectations of securities analysts, company-provided guidance or investors in future periods. Our annual revenue and operating results may vary depending on a number of factors, including, but not limited to: fluctuating customer demand due to delay or timing of shipments, changes in product mix or market acceptance of new products; manufacturing or operational difficulties that may arise due to quality control, capacity utilization of our production equipment or staffing requirements; and competition, including the introduction of new products by competitors, adoption of competitive technologies by our customers and competitive pressures on prices of our products and services. Our failure to meet revenue and operating result expectations would likely adversely affect the market price of our common stock.

Self-Insurance Risk

We obtain substantial amounts of commercial insurance for potential losses for general liability, employment practice, workers’ compensation and automobile liability risk. However, an amount of risk is retained on a self-insured basis through a wholly owned insurance subsidiary. Due to changes in the cost and availability of insurance in fiscal 2003, we accepted a material increase in our risk retention from our third-party product liability and general liability coverages. We maintained this coverage for fiscal 2005, but at high deductible levels. Therefore, a material product liability event, such as a material rework event, could have a material adverse effect on our operating results.

Environmental Regulation Risks

We use hazardous chemicals in producing products at two facilities (one in our Architectural segment and one in our LSO segment). As a result, we are subject to a variety of local, state and federal governmental regulations relating to storage, discharge, handling, emission, generation and disposal of toxic or other hazardous substances used to manufacture our products, compliance of which is expensive. Our failure to comply with current or future regulations could result in the imposition of substantial fines on us, suspension of production, alteration of our manufacturing processes or increased costs.

Discontinued Curtainwall Operations; Foreign Currency Risks

During fiscal 1998, the Company made the strategic decision to close or exit its European and Asian international curtainwall operations in order to focus more selectively on higher-margin domestic curtainwall business. During fiscal 1999, the Company decided to sell its domestic curtainwall operation and focus on manufacturing rather than large-scale installations. The Company maintains risks associated with closing the domestic and international operations from performance bonds it established with its customers and remaining warranty coverages that exist on completed projects. In addition, the Company faces related risks and uncertainties, including the inability to effectively manage restructured business units and the inability to effectively manage costs or difficulties related to the operation of the businesses or execution of restructuring or exit activities. The Company also maintains foreign currency risk, in that unknown international exposures that might become payable in foreign currencies are not hedged. The occurrence of one or more of such events may have a material adverse effect on the business, financial condition or results of operations of the Company.

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